NaviSite, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the undersigned has authorized and designated each of Ann Imes and Thomas B. Rosedale his
attorney-in-fact to (i) prepare, execute and file on behalf of the undersigned Form ID or any other necessary documents or forms in order to obtain access codes (including, without limitation, CIK and CCC codes) for the undersigned to permit filing on EDGAR, and
(ii) prepare, execute and file on behalf of the undersigned all Forms
3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of NaviSite, Inc.  The authority of such attorneys under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of NaviSite, Inc., unless earlier revoked in writing.  The undersigned acknowledges that such attorneys are not assuming any of the undersigned's responsibilities to comply with the requirements of Section 16 of the Securities Exchange
Act of 1934, as amended, or any of the undersigned's liabilities for failure to comply with such requirements.

Date: April 9, 2009   /s/ Brooks Borcherding
     _________________________________
     Brooks Borcherding